Exhibit 10.2

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") is made and entered into as of September 17, 2021, by and between HEALTHPEAK PROPERTIES, INC., a Maryland corporation ("Landlord"), and VAXART, INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A.         Landlord (as successor-in-interest to CRP Edgewater, L.L.C. and formerly known as HCP, Inc.) and Tenant are parties to the Lease Agreement dated April 17, 2015 (the "Original Lease"), and that certain First Amendment to Lease Agreement dated September 17, 2019 (the “First Amendment” and together with the Original Lease, the “Lease”), pursuant to which Tenant leases approximately 5,188 rentable square feet of space, commonly known as Suite 200 (the "Existing Premises") in the building (the "Existing Building") located at 290 Utah Avenue, South San Francisco, California.

B.         Tenant desires to (i) extend the term of the Lease, (ii) expand the Existing Premises to include that certain space (the “Expansion Premises”) consisting of approximately 24,544 rentable square feet of space located on the first (1st) and second (2nd) floors of the building (the "Expansion Building") located at 310 Utah Avenue, South San Francisco, California, as delineated on Exhibit A attached hereto and made a part hereof, and (iii) to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

[Second Amendment]
[Vaxart, Inc.]

2.    Modification of Premises. Effective as of April 1, 2022 (the "Expansion Commencement Date"), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. Landlord shall be deemed to have tendered possession of the Expansion Premises to Tenant upon the date that Landlord provides Tenant with a key or access card to the Expansion Premises (the "Expansion Possession Date"), and no action by Tenant shall be required therefor. Landlord shall use commercially reasonable efforts to cause the Expansion Possession Date to occur on December 1, 2021. If Landlord does not cause the Expansion Possession Date to occur by January 1, 2022 (the “Abatement Outside Date”), which Abatement Outside Date shall be extended one day for each day of delay or delays to the extent caused by (a) Force Majeure Events (as defined in the Lease, and modified hereinbelow), and (b) any delays actually caused by Tenant. Tenant shall receive one day of abatement, with respect to the Expansion Premises only, for each day of the "Delayed Delivery Period" (defined below). For purposes of this Second Amendment, "Delayed Delivery Period" shall mean each day after the Abatement Outside Date until the Expansion Possession Date occurs (after deducting the number of days of tenant delays and/or delays arising from events of Force Majeure, if any). Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to approximately 29,732 rentable square feet. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the "Premises." In connection with the Expansion Premises, Tenant shall be entitled all utilities, facilities, services (including services related to maintenance, repair and restoration) as are provided under the Lease amended hereby including, but not limited to, the utilities, facilities and services provided under Articles 8, 11, Section 12.2 and Section 12.3, and the terms of Articles 14 and 15 shall apply to Tenant’s lease of the Expansion Premises. All references in the Lease, as amended, to the Building shall mean (i) the Existing Building when the context applies to the Existing Building or any portion of the Premises (i.e., the Existing Premises) located in the Existing Building, (ii) the Expansion Building when the context applies to the Expansion Building or any portion of the Premises (i.e., the Expansion Premises) located in the Expansion Building, and (iii) both the Existing Building and the Expansion Building when the context applies to both of such buildings.

3.    Term.

3.1.    Expansion Term. Landlord and Tenant acknowledge that the term of Tenant's lease of the Existing Premises is scheduled to expire on April 30, 2025, pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the term of Tenant's lease of the Existing Premises is hereby extended and shall expire coterminously with the Expansion Premises on March 31, 2029 (such date, the “New Lease Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended. The period of time commencing on the Expansion Commencement Date, and terminating on the New Lease Expiration Date, shall be referred to herein as the "Expansion Term."

3.2.    Option Term.

3.2.1    Option Right. Landlord hereby grants to the Tenant originally named in this Second Amendment ("Original Tenant"), and any assignee of Original Tenant’s entire interest in the Lease that has been approved in accordance with the terms of the Lease, below (a “Approved Assignee”), and any assignee that is a "Permitted Assignee", as that term is defined in Section 14.8, below, one (1) option to extend the term of the Lease (the “Lease Term”) for a period of eight (8) years (the "Option Term"), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, provided that the following conditions (the "Option Conditions") are satisfied: (i) as of the date of delivery of such notice, Tenant is not in default under the Lease, after the expiration of any applicable notice and cure period; (ii) Tenant has not previously been in default under the Lease, after the expiration of any applicable notice and cure period, more than twice in the twelve (12) month period prior to the date of Tenant's attempted exercise; and (iii) the Lease then remains in full force and effect. Landlord may, at Landlord's option, exercised in Landlord's sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of eight (8) years. The rights contained in this Section 3.2 shall be personal to Original Tenant and any Approved Assignees, and may be exercised by Original Tenant or such Approved Assignees (and not any other assignee, sublessee or transferee of Tenant's interest in the Lease).

[Second Amendment]
[Vaxart, Inc.]

3.2.2    Option Rent. The annual Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Rental Value," as that term is defined below, for the Premises as of the commencement date of the Option Term. The "Fair Rental Value," as used in this Second Amendment, shall be equal to the annual rent per rentable square foot (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, with a comparable level of improvements (excluding any property that Tenant would be allowed to remove from the Premises at the termination of the Lease), for a comparable lease term, in an arm's length transaction, which comparable space is located in the "Comparable Buildings," as that term is defined in this Section 3.2.2, below (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions"), taking into consideration the following concessions (the "Concessions"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and whether or not such concessions are granted to Tenant for the Option Term; (b) tenant improvements or allowances provided or to be provided for such comparable space, and whether or not such tenant improvements or allowances are granted to Tenant for the Option Term, and taking into account the value, if any, of the existing improvements in the subject space (other than any improvements installed by Tenant with Tenant’s own funds), such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office/lab user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space, and whether or not such monetary concessions are granted to Tenant for the Option Term; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space or the fact that Tenant may incur costs in connection with a relocation to other premises. The Concessions, and whether or not such Concessions are granted to Tenant for the Option Term, shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant. The term “Comparable Buildings” shall mean the Building and those other life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of the building), quality of construction, level of services and amenities, size and appearance, and are located in South San Francisco, California and the surrounding commercial area. The parties acknowledge that the Fair Rental Value may be lower or higher than the Base Rent payable under Section 4 of this Second Amendment.

3.2.3    Determination of Option Rent. In the event Tenant timely and appropriately exercises the option to extend the Lease Term, Landlord shall notify Tenant of Landlord's determination of the Option Rent within thirty (30) days thereafter. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord's determination of the Option Rent, in good faith objects to Landlord's determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then Tenant shall have the right to withdraw its exercise of the option by delivering written notice thereof to Landlord within five (5) business days thereafter, in which event Tenant's right to extend the Lease pursuant to this Section 3.2 shall be of no further force or effect. If Tenant does not withdraw its exercise of the extension option, each party shall thereafter make a separate determination of the Option Rent within fifteen (15) business days of the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 3.2.3.1 through 3.2.3.7, below. If Tenant fails to accept or reject Landlord's determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have rejected Landlord's determination of Option Rent, and each party shall make their separate determinations of Option Rent and the matter shall be submitted to arbitration in accordance with the terms hereof.

3.2.3.1    Landlord and Tenant shall each appoint one arbitrator who shall by profession be an MAI appraiser and/or real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of other class A life sciences buildings located in the South San Francisco market area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 3.2.2 of this Second Amendment, as determined by the arbitrators. Each such arbitrator shall be appointed within twenty (20) business days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

3.2.3.2    The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) business days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that (i) neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appointment, and (ii) the Neutral Arbitrator shall be disinterested and cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant’s counsel.

[Second Amendment]
[Vaxart, Inc.]

3.2.3.3    The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof.

3.2.3.4    The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

3.2.3.5    If either Landlord or Tenant fails to appoint an Advocate Arbitrator within twenty (20) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint such Advocate Arbitrator subject to the criteria in Section 3.2.3.1 of this Second Amendment, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

3.2.3.6    If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator within ten (10) business days after the appointment of the last appointed Advocate Arbitrator, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint the Neutral Arbitrator, subject to criteria in Section 3.2.3.2 of this Second Amendment, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

3.2.3.7    The cost of the arbitration shall be paid by Landlord and Tenant equally.

3.2.3.8    In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay as Option Rent, an amount equal to 103% of the Base Rent payable by Tenant as of the expiration of the initial Lease Term, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

[Second Amendment]
[Vaxart, Inc.]

4.    Base Rent.

4.1.    Existing Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, prior to May 1, 2025, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease. Commencing on May 1, 2025 and continuing throughout the remainder of the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Existing Premises as follows (and otherwise in accordance with the terms of the Lease):

Period During Expansion Term	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot

May 1, 2025 – March 31, 2026	$448,658.21	$37,388.18	$7.21

April 1, 2026 – March 31, 2027	$464,361.25	$38,696.77	$7.46

April 1, 2027 – March 31, 2028	$480,613.89	$40,051.16	$7.72

April 1, 2028 – March 31, 2029	$497,435.38	$41,452.95	$7.99

4.2.    Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises as follows (and otherwise in accordance with the terms of the Lease):

Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot

April 1, 2022 – March 31, 2023	$1,914,432.00	$159,536.00	$6.50

April 1, 2023 – March 31, 2024	$1,981,437.12	$165,119.76	$6.73

April 1, 2024 – March 31, 2025	$2,050,787.42	$170,898.95	$6.96

April 1, 2025 – March 31, 2026	$2,122,564.98	$176,880.41	$7.21

April 1, 2026 – March 31, 2027	$2,196,854.75	$183,071.23	$7.46

April 1, 2027 – March 31, 2028	$2,273,744.67	$189,478.72	$7.72

April 1, 2028 – March 31, 2029	$2,353,325.73	$196,110.48	$7.99

Concurrent with Tenant’s execution of this Second Amendment, Tenant shall pay to Landlord the Base Rent payable for the Expansion Premises for the first full month of the Expansion Term.

[Second Amendment]
[Vaxart, Inc.]

5.    Operating Expenses and Real Property Taxes. Prior to and continuing throughout the Extended Term, Tenant shall pay Tenant's Percentage Share of all Operating Expenses and Real Property Taxes which arise or accrue with respect to the Existing Premises pursuant to the terms of the Lease. In addition, commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay Tenant's Percentage Share of all Operating Expenses and Real Property Taxes which arise or accrue with respect to the Expansion Premises pursuant to the terms of the Lease and in connection therewith Tenant’s Percentage Share with respect to the Expansion Premises shall be 62.16% of the Expansion Building.

6.    Condition of the Premises; Expansion Improvements. Landlord and Tenant acknowledge that Tenant has been occupying the Existing Premises pursuant to the Lease, and therefore Tenant continues to accept the Existing Premises in its presently existing, "as is" condition. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises, other than providing for such maintenance, repairs and restoration as is required to be provided under the Lease. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of any portion of the Premises, the Building, or the Project or with respect to the suitability of the same for the conduct of Tenant's business, except, and to the extent, as may be expressly provided under the Lease. Except as specifically set forth herein, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, "as-is" condition. Tenant shall construct the improvements in the Expansion Premises pursuant to the terms of the Tenant Work Letter attached to this Second Amendment as Exhibit B. Landlord shall deliver the Expansion Premises to Tenant in good, vacant, broom clean condition, with the roof water-tight and shall cause the mechanical, plumbing, electrical systems, fire sprinkler system, lighting, elevators, and all other Building systems serving the Expansion Premises to be in good operating condition and repair on or before the Expansion Commencement Date and in compliance with applicable laws (to the extent necessary to obtain or maintain a certificate of occupancy, temporary certificate of occupancy, or its legal equivalent, for the Expansion Premises for the permitted use under the Lease) as of the Expansion Commencement Date. Landlord shall provide the decommissioning and closure reports received from the existing tenant of the Expansion Premises upon Landlord’s receipt of the same. Tenant shall accept all laboratory services, process utilities and emergency generator in their presently existing, as-is condition and Tenant shall be solely responsible for all costs related to their conditional use.

7.    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than CBRE, Inc. and Kidder Mathews (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

[Second Amendment]
[Vaxart, Inc.]

8.    Tenant’s Emergency Generator(s).

8.1.    New Tenant Generator. In the event Tenant wishes to install a separate generator to provide back-up generator services to the Expansion Premises instead of, or in addition to, any existing generator, subject to the receipt of all necessary approvals from the applicable governmental authority, Tenant shall have the right to install a back-up generator in the Expansion Premises, or outside the Expansion Premises in the location reasonably designated by Landlord (subject to the same being approved by the City), as an Alteration (in which case such installation shall be governed by the terms the Lease) (the "Tenant Generator"). Tenant may use the Tenant Improvement Allowance towards any installation of the Tenant Generator, and to the extent the Tenant Generator is installed as part of the Tenant Improvements, the terms of the Tenant Work Letter shall govern such installation. Tenant acknowledges that Landlord has not made any representation regarding the receipt of approvals for the Tenant Generator, and if Tenant is unable for any reason to receive such approvals, Landlord shall not be liable for any damages resulting therefrom. In the event such Tenant Generator is installed, then during the Expansion Term, Tenant shall maintain such Tenant Generator at Tenant's sole cost and expense. Notwithstanding the foregoing, Landlord shall not be liable for any damages whatsoever resulting from any failure in operation of the Tenant Generator, or the failure of the Tenant Generator to provide suitable or adequate back-up power to the Expansion Premises, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Expansion Premises and any and all income derived or derivable therefrom. Tenant's obligations with respect to the Premises, including the insurance and indemnification obligations contained in the Lease, shall apply to Tenant's use of the Tenant Generator and Tenant shall carry industry standard Boiler and machinery insurance covering the Tenant Generator. Tenant shall maintain all required permits in connection with the Tenant Generator throughout the Lease Term. If the Tenant Generator is installed with funds from the Tenant Improvement Allowance, at Landlord's election prior to the expiration or earlier termination of the Lease, Tenant shall either (A) leave the Tenant Generator in place, in which event Tenant shall surrender the Tenant Generator (and shall transfer to Landlord all permits maintained by Tenant in connection with the Tenant Generator during the Expansion Term) concurrent with the surrender of the Expansion Premises to Landlord as required hereunder in good operating and working order, with all permits current, or (B) remove the Tenant Generator prior to the expiration or earlier termination of the Lease, and repair all damage to the Building and Expansion Premises resulting from such removal, at Tenant's sole cost and expense. In the event that Landlord fails to expressly elect to have the Tenant Generator left in place upon the expiration or earlier termination of the Lease, then Landlord shall be deemed to have elected to have Tenant remove such Tenant Generator. If, however, the Tenant Generator is installed with the Tenant’s own funds (and not funds from the Tenant Improvement Allowance), then Tenant may, but shall not be required to, remove the Tenant Generator prior to the expiration or earlier termination of the Lease unless required by Landlord, and repair all damage to the Building and Expansion Premises resulting from such removal, at Tenant's sole cost and expense.

[Second Amendment]
[Vaxart, Inc.]

8.2.    Existing Tenant Generator. Tenant has previously installed a separate generator prior to the date of this Second Amendment which is Tenant’s property (the "Existing Premises Tenant Generator"). Tenant acknowledges that Landlord has not made any representation regarding the receipt of approvals for any Existing Premises Tenant Generator, and if Tenant is unable for any reason to receive such approvals, Landlord shall not be liable for any damages resulting therefrom. Tenant shall maintain such Existing Premises Tenant Generator at Tenant's sole cost and expense. Notwithstanding the foregoing, Landlord shall not be liable for any damages whatsoever resulting from any failure in operation of the Existing Premises Tenant Generator, or the failure of the Existing Premises Tenant Generator to provide suitable or adequate back-up power to the Existing Premises, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Existing Premises and any and all income derived or derivable therefrom. Tenant's obligations with respect to the Existing Premises, including the insurance and indemnification obligations contained in the Lease, shall apply to Tenant's use of the Existing Premises Tenant Generator and Tenant shall carry industry standard Boiler and machinery insurance covering the Existing Premises Tenant Generator. Tenant shall maintain all required permits in connection with the Existing Premises Tenant Generator throughout the Lease Term. Tenant may, but shall not be required to, remove the Existing Premises Tenant Generator prior to the expiration or earlier termination of the Lease, except as provided in the next following sentences. Tenant shall notify Landlord not less than sixty (60) days prior to the expiration of this Lease whether Tenant proposes not to remove the Existing Premises Tenant Generator. Landlord may, within thirty (30) days of the receipt of such notice notify Tenant in writing whether it desires that such Existing Premises Tenant Generator may be left in the Existing Premises and accepted by Landlord, without representation or warranty of any kind, or whether such Existing Premises Tenant Generator shall be required to be removed by Tenant. If Landlord requires that Tenant remove such Existing Premises Emergency generator, the same shall be removed by Tenant and Tenant shall repair all damage to the Building and Existing Premises resulting from such removal, at Tenant's sole cost and expense.

9.    Parking. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Term, in addition to the unreserved parking spaces in connection with the Existing Premises pursuant to the Lease, Tenant shall be entitled to rent up to 66 unreserved parking spaces in connection with Tenant's lease of the Expansion Premises (the "Expansion Parking Spaces"). Tenant shall lease the Expansion Parking Spaces in accordance with the provisions of the Lease.

10.    Security Deposit. Notwithstanding anything in the Lease to the contrary, the Security Deposit held by Landlord pursuant to the Lease, as amended hereby, shall equal $475,126.86. Landlord and Tenant acknowledge that, in accordance with the Lease, Tenant has previously delivered the sum of $60,724.16 (the "Existing Security Deposit") to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. Concurrently with Tenant's execution of this Second Amendment, Tenant shall deposit with Landlord an amount equal $414,402.70 to be held by Landlord as a part of the Security Deposit. To the extent that the total amount held by Landlord at any time as security for the Lease, as hereby amended, is less than $475,126.86, Tenant shall pay the difference to Landlord in accordance with the terms of the Lease.

[Second Amendment]
[Vaxart, Inc.]

11.    Force Majeure Event. Effective as of the date of this Second Amendment, the definition of “Force Majeure Event” set forth in Section 3.2 of the Original Lease shall be deleted in its entirety and replaced with provision below: “Notwithstanding anything to the contrary contained in this Lease, a “Force Majeure Event” shall mean any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph. Any Force Majeure Event shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure Event. Notwithstanding anything to the contrary in this Lease, no Force Majeure Event shall (i) excuse Tenant's obligations to pay Base Rent or any other charges due pursuant to this Lease, (ii) be grounds for Tenant to abate any portion of Base Rent or any other charges due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Articles 14 and 15 of this Lease, (iii) excuse Tenant's obligations under Article 4 and Section 4.2 of this Lease, or (iv) excuse Landlord’s obligation to pay the Tenant Improvement Allowance to Tenant.”

12.    Lease Bifurcation.  Landlord and Tenant hereby acknowledge that Landlord may, in its reasonable discretion (e.g., in connection with the financing, refinancing, or sale of any or all of the Project), require that separate leases exist with regard to each of the Existing Building and the Expansion Building.  If Landlord so reasonably requires, the parties agree to bifurcate the Lease, as amended, into separate leases at Landlord’s sole cost and expense; provided, however, such resulting, bifurcated leases shall, on a collective basis, (i) be on the same terms as set forth in the Lease, as amended hereby (provided that in no event shall certain rights of Tenant which are reasonably assignable to only one of such leases be duplicated in the other of such leases), and (ii) be in form and substance reasonably approved by Tenant.  Such bifurcated, replacement leases shall, if so required by Landlord and to the extent the same otherwise satisfy the requirements of this Section 11, be executed by Landlord and Tenant within thirty (30) days following Landlord's written election and delivery of the same to Tenant.

[Second Amendment]
[Vaxart, Inc.]

13.    Judicial Reference. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THE LEASE, THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THE LEASE. IF THE JURY WAIVER PROVISIONS OF THE LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THE LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE "REFEREE SECTIONS"). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH THE LEASE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 12, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS' FEES AND COSTS IN ACCORDANCE WITH THE LEASE. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THE LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 12. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION 12 SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

[Second Amendment]
[Vaxart, Inc.]

14.    Subordination. Landlord represents that as of the date of this Second Amendment there is no mortgage or deed of trust encumbering currently the Expansion Building. The subordination of the Lease to any such future ground or underlying leases of the Expansion Building or Project or to the lien of any mortgage, trust deed or other encumbrances, shall be subject to Tenant's receipt of a commercially reasonable subordination, non-disturbance, and attornment agreement in favor of Tenant.

15.    Statutory Disclosure and Related Terms. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Expansion Premises have not undergone inspection by a Certified Access Specialist (CASp).

[Second Amendment]
[Vaxart, Inc.]

16.    Signatures. The parties hereto consent and agree that this Second Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Second Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Second Amendment electronically, and (2) the electronic signatures appearing on this Second Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

17.    No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

[signatures follow on next page]

[Second Amendment]
[Vaxart, Inc.]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

LANDLORD:	TENANT:

HEALTHPEAK PROPERTIES, INC.,	VAXART, INC.,
a Maryland corporation	a Delaware corporation

By:	By:
Name:
Its:	Print Name

Its:

By:

Print Name

Its:

[Second Amendment]
[Vaxart, Inc.]

EXHIBIT A

OUTLINE OF EXPANSION PREMISES

EXHIBIT A

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the initial improvement of the Premises for Tenant following the date of this Second Amendment. This Tenant Work Letter is essentially organized chronologically and addresses the issues of construction, in sequence, as such issues will arise during construction in the Expansion Premises.

SECTION 1

POSSESSION OF THE EXPANSION PREMISES

Tenant acknowledges that Tenant has thoroughly examined the Expansion Premises. On the Expansion Possession Date, Landlord shall tender possession of the Expansion Premises to Tenant in its presently existing, "as-is" condition. Except for the payment of the Tenant Improvement Allowance as provided in Section 2, below, and as otherwise expressly provided in this Second Amendment, Landlord shall have no obligation to make or pay for any improvements to the Expansion Premises.

SECTION 2

TENANT IMPROVEMENTS

2.1         Tenant Improvement Allowance. Tenant shall be entitled to a tenant improvement allowance for the Expansion Premises in an amount equal to $490,880.00 (the “Tenant Improvement Allowance”), for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Expansion Premises only or which are "Tenant Improvement Allowance Items," as that term is defined in Section 2.2.1, below (collectively, the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter or otherwise in connection with Tenant's construction of the Tenant Improvements or any Tenant Improvement Allowance Items, as defined below, in a total amount which exceeds the sum of the Tenant Improvement Allowance and, if applicable, the “Additional Improvement Allowance” (as defined in Section 2.5 below. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant given concurrently with Landlord's approval of the "Final Working Drawings", as that term is defined in Section 3.3, below, require Tenant, prior to the end of the Lease Term, or given following any earlier termination of the Lease, at Tenant's expense, to remove any Tenant Improvements which are “Specialty Improvements” (defined below) and to repair any damage to the Expansion Premises and Expansion Building caused by such removal and return the affected portion of the Expansion Premises to a Building standard general office condition. In connection with the foregoing, Landlord hereby agrees that Tenant shall not be obligated to remove any alterations or tenant improvements presently installed in the Expansion Premises. As used herein, “Specialty Improvements” shall mean any Tenant Improvements other than normal and customary general office, life science and research and development improvements, and shall expressly include (a) raised floor systems; (b) any showers or similar facilities in the Premises that are not part of the base, shell and core of the Building or which require floor reinforcement or floor penetrations; (c) any staircase; and (d) any installations outside of the Premises, or any areas requiring floor reinforcement, personal baths and showers; and (e) any alterations or Tenant Improvements that adversely affect the Building structure or adversely affect the Building systems. Any portion of the Tenant Improvement Allowance that is not disbursed or allocated for disbursement by the date (the “Allowance Outside Date”) which is twelve (12) months from the Expansion Possession Date, shall revert to Landlord and Tenant shall have no further rights with respect thereto.

EXHIBIT B

2.2         Disbursement of the Tenant Improvement Allowance.

2.2.1     Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance and Additional Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

2.2.1.1         Payment of all reasonable fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, project management fees, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.2 of this Tenant Work Letter;

2.2.1.2         The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3         The payment for all demolition and removal of existing improvements in the Expansion Premises;

2.2.1.4         The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, costs incurred for removal of existing furniture, fixtures or equipment in the Expansion Premises, hoisting and trash removal costs, costs to purchase and install in the Expansion Premises equipment customarily incorporated into laboratory improvements or laboratory utility systems, including, without limitation, UPS, DI Systems, boilers, air compressors, glass/cage washers and autoclaves, painting, and contractors' fees and general conditions;

2.2.1.5         The cost of any changes in the base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.6         The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");

2.2.1.7         Sales and use taxes;

2.2.1.8         Subject to Section 2.2, above, all other actual out-of-pocket costs expended by Landlord in connection with the construction of the Tenant Improvements, including, without limitation, costs expended by Landlord pursuant to Section 4.1.1 of this Tenant Work Letter, below.

EXHIBIT B

2.2.2      Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance and Additional Improvement Allowance, if applicable, for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1         Monthly Disbursements. On or before the fifth (5th) day of each calendar month, during the design and construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for reimbursement of amounts paid or payable to the "Contractor," as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Expansion Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials for the Expansion Premises; (iii) executed mechanic's lien releases, as applicable, with respect to the work covered in such monthly request for reimbursement from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord. As between Landlord and Tenant, Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request, subject to Tenant’s rights against Tenant’s Agent’s, if any, under the agreements between Tenant and Tenant’s Agents. Within forty-five (45) days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant as set forth in this Section 2.2.3.1, above (or, subject to the terms of Section 4.2.1, below, a percentage thereof), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance and Additional Improvement Allowance, if applicable, provided that Landlord does not dispute any request for payment based on substantial non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.5 below, or due to any substandard work. Minor changes consisting of detailing and refinement of the Approved Working Drawings, and deviations required by existing field conditions shall not be deemed to be “substantial non-compliance” of any such work with the Approved Working Drawings. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2.2.2.2         Final Deliveries. Following the completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord properly executed final mechanic's lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from all of Tenant's Agents, and a certificate certifying that the construction of the Tenant Improvements in the Expansion Premises has been, to the knowledge of the person providing such certification, substantially completed. Tenant shall record a valid Notice of Completion in accordance with the requirements of Section 4.3 of this Tenant Work Letter.

2.2.2.3         Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance and Additional Improvement Allowance, if applicable, to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance and Additional Improvement Allowance have been made available shall be deemed Landlord's property under the terms of the Lease.

EXHIBIT B

2.4         Building Standards. The quality of Tenant Improvements shall be in keeping with the existing improvements in the Expansion Premises.

2.5         Additional Tenant Improvement Allowance. In addition to the Tenant Improvement Allowance, Tenant shall have the right, by written notice to Landlord given on or before the Allowance Outside Date, to use up to $490,880.00 (the "Additional Improvement Allowance") towards the payment of the Tenant Improvement Allowance Items for the Expansion Premises. In the event Tenant exercises its right to use all or any portion of the Additional Improvement Allowance, Tenant shall be required to pay Landlord, commencing on the date the Tenant Improvements constructed with the Additional Improvement Allowance are completed (the "Additional Payment Commencement Date"), the "Additional Improvement Allowance Payment," as that term is defined below, in consideration of Landlord provision of the Additional Improvement Allowance. The "Additional Improvement Allowance Payment" shall be determined as the missing component of an annuity, which annuity shall have (i) the amount of the Additional Improvement Allowance utilized by Tenant as the present value amount, (ii) a number equal to the number of full calendar months then remaining in the Lease Term as the number of payments, (iii) a monthly interest factor equal to seventy-five one-hundredths percent (0.75%), which is equal to nine percent (9%) divided by twelve (12) months per year, and (iv) the Additional Improvement Allowance Payment as the missing component of the annuity, and shall not be subject to annual escalations. Following the calculation of the Additional Improvement Allowance Payment, Landlord and Tenant will enter into a lease amendment to confirm the amount thereof. Any portion of the Additional Improvement Allowance that is not disbursed or allocated for disbursement by the Allowance Outside Date, shall revert to Landlord and Tenant shall have no further rights with respect thereto.

SECTION 3

CONSTRUCTION DRAWINGS

3.1         Selection of Architect. Tenant shall retain an architect/space planner (the "Architect") approved in advance by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) to prepare the Final Space Plan and Final Working Drawings as provided in Section 3.2 and 3.3, below. Tenant shall retain the engineering consultants or design/build subcontractors designated by Tenant and reasonably approved in advance by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Expansion Premises, which work is not part of the base Building. All such plans and drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's approval (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of any plans or drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

EXHIBIT B

3.2         Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Expansion Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, labs, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Expansion Premises if the same does not comply with the terms of this Tenant Work Letter or is incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3         Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, Title 24 calculations, electrical requirements and special electrical receptacle requirements for the Expansion Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Expansion Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow all of Tenant's Agents to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Expansion Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith.

3.5         Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Expansion Premises by Tenant. Concurrently with Tenant's delivery of the Final Working Drawings to Landlord for Landlord's approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Expansion Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed, other than minor changes consisting of detailing and refinement of the Approved Working Drawings, and deviations required by existing field conditions.

EXHIBIT B

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1         Tenant's Selection of Contractors.

4.1.1         The Contractor; Landlord's Project Manager. Tenant shall retain a licensed general contractor, approved in advance by Landlord, to construct the Tenant Improvements ("Contractor"), which Contractor must be a union contractor. Landlord's approval of the Contractor shall not be unreasonably withheld, conditioned or delayed, and in connection therewith, Hathaway Dinwiddie and Landmark Builders are hereby approved by Landlord. Landlord shall retain Project Management Advisors, Inc. ("PMA") as a third party project manager for construction oversight of the Tenant Improvements on behalf of Landlord, and Tenant shall pay a fee to Landlord with respect to the PMA services equal to $1.78 per rentable square foot of the Expansion Premises.

4.1.2         Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents"). The subcontractors used by Tenant, but not any laborers, materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord may nevertheless designate and require the use of particular mechanical, engineering, plumbing, fire life-safety and other base Building subcontractors. If Landlord does not, in good faith, approve any of Tenant's proposed subcontractors, Tenant shall submit other proposed subcontractors for Landlord's written approval.

4.2         Construction of Tenant Improvements by Tenant's Agents.

4.2.1         Construction Contract; Cost Budget. Tenant shall engage the Contractor under a commercially reasonable and customary construction contract (collectively, the "Contract"). Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the relevant phase of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the estimated total costs of the work of the relevant phase of the Tenant Improvements (each, a "Final Budget"). Any costs of design and construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid by Tenant out of its own funds once the Tenant Improvement Allowance is exhausted, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

4.2.2         Tenant's Agents.

4.2.2.1         Compliance with Drawings and Schedule. The Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings (other than minor changes consisting of detailing and refinement of the Approved Working Drawings, and deviations required by existing field conditions).

EXHIBIT B

4.2.2.2         Indemnity. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts requested by Tenant or Tenant’s Agent’s reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Expansion Premises. The foregoing indemnity shall not apply to claims caused by the negligence or willful misconduct of Landlord, its member partners, shareholders, officers, directors, agents, employees, and/or contractors.

4.2.2.2         Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion of the work under the Contract ("Substantial Completion"). Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after Substantial Completion. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Expansion Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4         Insurance Requirements.

4.2.2.4.1         General Coverages. All of Tenant's Agents shall carry the following insurance with insurers having a minimum A.M. best rating of A- VII or better (i) worker's compensation insurance covering all of Tenant's Agents' respective employees with a waiver of subrogation in favor of Landlord and the property manager, (ii) general liability insurance with a limit of not less than $1,000,000 per occurrence and $2,000,000 general aggregate, including products/completed operations and contractual coverage, and shall name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord's managing agent, if any, and (ii) if the cost of such Tenant Improvements exceeds $100,000 in the aggregate, then Builders Risk insurance covering the construction of the Tenant Improvements, and such policy shall include Landlord as an additional insured.

4.2.2.4.2         Intentionally Omitted.

4.2.2.4.3         General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Expansion Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Expansion Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Expansion Tenant Improvements are fully completed, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

EXHIBIT B

4.2.2         Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4         Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times upon reasonable advanced notice to Tenant, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, on the grounds that the construction is defective or fails to comply with the Approved Working Drawings as herein provided, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved and note specific recommendations for consideration by Tenant. Any such defects or deviations shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists that might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Expansion Building, the structure or exterior appearance of the Expansion Building or any other tenant's use of such other tenant's leased premises, Landlord may, after reasonable advance notice to Tenant and after providing Tenant with a reasonable opportunity to cure such defect or deviation, take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.

4.2.5         Meetings. Commencing upon the execution of this Second Amendment, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

EXHIBIT B

4.3         Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a valid Notice of Completion to be recorded in the office of the Recorder of the county in which the Expansion Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (x) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (y) to certify to their knowledge that the "record-set" of as-built drawings are true and correct in all material respects, which certification shall survive the expiration or termination of the Lease, and (z) to deliver to Landlord two (2) sets of copies of such record set of drawings (hard copy and CAD files) within ninety (90) days following issuance of a certificate of occupancy for the Expansion Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Expansion Premises. Within fifteen (15) days after request by Tenant following the Substantial Completion of the Tenant Improvements, Landlord will acknowledge its approval of the Tenant Improvements (provided that such approval has been granted) by placing its signature on a Contractor’s Certificate of Substantial Completion fully executed by the Architect, Contractor and Tenant.  Landlord’s approval shall not create any contingent liabilities for Landlord with respect to any latent quality, design, Code compliance or other like matters that may arise subsequent to Landlord’s approval.

SECTION 5

MISCELLANEOUS

5.1         Tenant's Entry Into the Expansion Premises Prior to Substantial Completion. Contractor shall allow Tenant access to the Expansion Premises prior to the Substantial Completion of the Expansion Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Expansion Premises.

5.2         Tenant's Representative. Tenant has designated Ms. Amy Bradac as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.3         Landlord's Representative. Landlord has designated Bernie Baker with PMA, as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.4         Time is of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

EXHIBIT B

5.5         Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, upon any Event of Default by Tenant under the Lease or this Tenant Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the substantial completion of the Tenant Improvements and such default remains uncured ten (10) days following Landlord's notice of such default to Tenant, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements and cessation of any work required to be performed by Landlord pursuant to this Tenant Work Letter (in which case, Tenant shall be responsible for any delay and any reasonable costs occasioned thereby).

EXHIBIT B